                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                      UNIVERSAL AMERICAN FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        UNIVERSAL AMERICAN FINANCIAL CORP.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 2001





TO THE STOCKHOLDERS OF
UNIVERSAL AMERICAN FINANCIAL CORP.


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UNIVERSAL AMERICAN FINANCIAL CORP. will be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 A.M. on May 24, 2001, or at any adjournment thereof (the "Annual Meeting"), for the following purposes:


         1. To elect nine directors to hold office until the next annual election of directors or until their successors are elected and qualified.

         2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 12, 2001 will be entitled to vote at the Annual Meeting.

IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED FOR YOU AS SPECIFIED.


                                      By order of the Board of Directors


                                      JOAN M. FERRARONE
                                      Secretary


Dated:   May 8, 2001
         Rye Brook, New York

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                              6 INTERNATIONAL DRIVE
                         RYE BROOK, NEW YORK 10573-1068
                               ------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 2001
                               ------------------

         The Annual Meeting of Stockholders of UNIVERSAL AMERICAN FINANCIAL CORP. (the "Company") will be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 A.M. on May 24, 2001 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This statement is furnished in connection with the solicitation by the Company of proxies to be used at the Annual Meeting or at any and all adjournments of such meeting.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company at its principal executive office, 6 International Drive, Rye Brook, New York 10573 or in person at the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying proxy first will be sent or given to stockholders is May 8, 2001.

VOTING RIGHTS

         On April 12, 2001 (the "Record Date"), the Company had outstanding one class of voting securities, namely 46,873,965 shares of common stock, $.01 par value. Holders of the common stock are entitled to one vote for each share registered in their names at the close of business on the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 12, 2001 as to the number of shares of common stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's common stock ("5% Holder"), (ii) each person who is a director of the Company or a nominee for election as such director, and (iii) all persons as a group who are directors or a nominee for election as such director and officers of the Company, and as to the percentage of outstanding shares held by them on that date. Unless otherwise indicated, each such beneficial owner holds the sole voting and investment power with respect to shares of common stock outstanding. The Company's common stock is the only class of voting securities outstanding.

                                                                                  BENEFICIAL               PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                        STATUS                OWNERSHIP (a)            OF CLASS
------------------------------------                        ------                -------------            --------
Capital Z Financial Services Fund II, L.P.               5% Holder                25,712,052  (c,h)         54.8%
("Capital Z")
54 Thompson Street
New York, New York 10012

UAFC, L.P.                                               5% Holder                 2,399,415                 5.1%
30 North LaSalle Street
Chicago, Illinois 60602

Richard A. Barasch                                       Director                  2,913,000  (b)            6.2%
6 International Drive
Rye Brook, New York 10573

Bradley E. Cooper                                        Director                     34,216  (c)          *
54 Thompson Street
New York, New York 10012

Susan S. Fleming                                         Director                      6,548  (d)          *
54 Thompson Street
New York, New York 10012

Mark M. Harmeling                                        Director                     43,809  (e)          *
108 Chestnut Street
North Reading, Massachusetts 01864

Bertram Harnett                                          Director                    199,952  (f)          *
105 East Palmetto Park Road
Boca Raton, Florida 33432

Patrick McLaughlin                                       Director                     49,501  (g)          *
100 Chetwynd Drive
Rosemont, Pennsylvania 19010

Robert A. Spass                                          Director                     68,433  (h)          *
54 Thompson Street
New York, New York 10012

Richard Veed                                             Director                      8,001  (i)          *
30 North LaSalle Street
Chicago, Illinois 60602

Robert F. Wright                                         Director                    403,575  (j)          *
57 West 57th Street
New York, New York 10019

Directors and Officers as a Group (13 persons)                                     5,605,977                11.6%

*    Percent of class is less than 1%

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any security within 60 days. The percentages are therefore based on the 46,873,965 shares of common stock outstanding as of April 12, 2001 plus common stock issuable with respect to options and warrants held by the person whose percentage of ownership is being calculated which are presently exercisable.

(b) Includes 445,500 shares of common stock that would be received upon the exercise of 445,500 stock options held by Richard Barasch. Also includes the following shares of which Mr. Barasch disclaims beneficial ownership:
     1,021,730 shares of common stock which are held directly by, or in trust for, members of his immediate family; and 409,561 shares of common stock which are held in an irrevocable trust for the benefit of the Harnett family (the "Barasch Universal Trust") of which Richard Barasch is trustee.

(c) Mr. Cooper, who is a director of the Company, is a partner of Capital Z Partners Ltd., the ultimate general partner of Capital Z. In addition, Mr. Cooper owns 9.9% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners. Ltd. Mr. Cooper disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.

(d) Ms. Fleming is a principal of Capital Z and disclaims beneficial ownership of all shares of common stock beneficially owned by Capital Z.

(e) Includes 12,001 shares of common stock that would be received upon the exercise of 12,001 stock options held by Mr. Harmeling.

(f) Includes 24,001 shares of common stock that would be received up on the exercise of 24,001 stock options held by Bertram Harnett. Does not include shares and warrants held by the Barasch Universal Trust, of which Mr. Harnett disclaims beneficial ownership.

(g) Includes 10,001 shares of common stock that would be received upon the exercise of 10,001 stock options held by Mr. McLaughlin.

(h) Mr. Spass, who is a director of the Company, is a partner of Capital Z Partners Ltd., the ultimate general partner of Capital Z. In addition, Mr. Spass owns 9.9% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners. Ltd. Mr. Spass disclaims beneficial ownership of all shares of the Company's common stock that are beneficially owned by Capital Z.

(i) Includes 8,001 shares of common stock that would be received upon the exercise of 8,001 stock options held by Mr. Veed. Does not include any indirect ownership through UAFC, L.P. by Mr. Veed who is a partner of AAM Capital Partners, L.P., ("AAM") in a partnership that owns an interest in UAFC, L.P.

(j) Includes 23,001 shares of common stock that would be received upon the exercise of 23,001 stock options held by Robert Wright.

1.  ELECTION OF DIRECTORS

         The restated Certificate of Incorporation and the By-Laws of the Company provide for a Board of Directors of not less than three members, with the number of members to be as set by the Board of Directors. Each director is elected for a term of one year, ending at the next annual meeting of the Shareholders, and until his or her successor is elected and qualifies, subject to earlier removal. The number of directors has been fixed by the board at nine. All of the present directors are nominees for election by the holders of the Company's common stock.

         The following table sets forth certain information concerning the directors of the Company, all of whom are nominees for election as such directors.

                                     POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION OR
NAME                         AGE     EMPLOYMENT AND THE PAST FIVE-YEAR EMPLOYMENT HISTORY
Richard A. Barasch            47     Director, Chairman of the Board (since December 1997), President and Chief Executive
                                     Officer of the Company; Director and President of American Progressive; and Chairman of
                                     the Board of all the other subsidiaries.  Mr. Barasch has been a director and executive officer of the Company since July 1988, President since April 1991 and Chief Executive
                                     Officer since June 15, 1995.  He has held his positions with the Company's subsidiaries since their acquisition or organization by the Company.

Bradley E. Cooper             34     Director of the Company since July 1999.  Mr. Cooper is a Partner and co-founder of
                                     Capital Z Financial Services Fund II L.P. ("Capital Z"), which owns 55.8% of the
                                     Company's outstanding stock.  Prior to joining Capital Z, Mr. Cooper served in similar roles at Insurance Partners, L.P. ("Insurance Partners") and International Insurance
                                     Investors, L.P.  Prior to the formation of Insurance Partners, Mr. Cooper was a Vice
                                     President of International Insurance Advisors, Inc. and was an investment banker in the
                                     Financial Institutions Group at Salomon Brothers, Inc.  Mr. Cooper currently serves on the Board of Directors of Superior National Insurance Group, Highlands Insurance Group,
                                     CERES Group, Inc., American Capital Access Holdings, eStellarnet, Inc. and Inlumen, Inc.

Susan S. Fleming              30     Director of the Company since July 1999.  Ms. Fleming is a Principal of Capital Z. Prior
                                     to joining Capital Z, Ms. Fleming served as Vice President of Insurance Partners and was an investment banker in the Mergers and Acquisitions Financial Institutions Group at
                                     Morgan Stanley & Co.  Ms. Fleming currently serves on the Board of Directors of CERES
                                     Group, Inc.

Mark M. Harmeling             48     Director of the Company since July 1990 and Director of American Progressive since
                                     December 1992.  Mr. Harmeling is Managing Director of TA Associates Realty, a pension fund advisory firm.  He was previously President of Bay State Realty Advisors, a real estate management and development company.  Mr. Harmeling is also a Director of
                                     Rochester Shoetree Corporation and Applied Extrusion Technologies, Inc.

Bertram Harnett               77     Director of the Company and American Pioneer since June 1996 and from July 29, 1988 to
                                     February 9, 1989.  Mr. Harnett is President of the law firm of Harnett Lesnick & Ripps
                                     P.A., Boca Raton, Florida and its predecessors since 1988 and a practicing lawyer since
                                     1948.  He is the author of several treatises on insurance law and is a former Justice of New York State Supreme Court.

Patrick J. McLaughlin         42     Director of the Company since January 1995.  Mr. McLaughlin has been a Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Prior to that he was an Executive Vice
                                     President and Chief Investment Officer of Life Partners Group, Inc. (April 1990 to April
                                     1993), Managing Director of Conning & Company (August 1989 to April 1990) and Senior
                                     Vice President and Chief Investment Officer of ICH Corporation (March 1987 to August
                                     1989).

Robert A. Spass               45     Director of the Company since July 1999.  Mr. Spass is a Partner and co-founder of
                                     Capital Z. Prior to founding Capital Z, Mr. Spass was the Managing Partner and co-founder of Insurance Partners.  Prior to the formation of Insurance Partners, Mr.
                                     Spass was President and CEO of International Insurance Advisors Inc.  Prior to that, Mr.
                                     Spass was a Director of Investment Banking at Salomon Brothers and a Senior Manager for
                                     Peat Marwick Main & Co.  Mr. Spass serves on the Board of Directors of Highlands
                                     Insurance Group, Superior National Insurance Group, CERES Group, Inc., Kinexus, Aames
                                     Financial Corp. and USI Insurance Services Corp.

Richard Veed                  48     Director of the Company since April 1997.  Mr. Veed has been a Managing Partner of AAM
                                     Investment Banking Group, Ltd. Since October 1993.  Prior to that, he was President of
                                     Guaranty Reassurance Corp. from September 1992 to May 1993 and a Partner at Arthur
                                     Andersen & Co. from 1987 to August 1992.  He is also a Director of HomeVest Financial
                                     Group, Inc. and Wasatch Crest Group, Inc.

Robert F. Wright              75     Director of the Company since June 1998.  Mr. Wright has been President of Robert F.
                                      Wright Associates, Inc. since 1988. Prior to that Mr. Wright was a senior partner of the public accounting firm of Arthur Andersen LLP from 1960 to 1988.  Mr. Wright is
                                      Director of Hanover Direct, Inc., Reliance Standard Life Insurance Company (and its
                                      affiliates), Deotexis, Inc., GVA Williams, The Navigators Group, Inc., Quadlogic
                                      Controls Corp., and U.S. Timberlands Company, L.P.

         All of the Company's officers and directors are elected annually for one-year terms. All officers and directors hold office until their successors are duly elected and qualified.

SHAREHOLDERS' AGREEMENT

         The Company, Capital Z, UAFC L.P. ("AAM") (an unaffiliated investment firm), Richard Barasch (the Chairman and Chief Executive Officer of the Company) and several other shareholders of Universal American entered into a shareholders' agreement on July 30, 1999 (the "Shareholders' Agreement"). The Shareholders' Agreement requires that all proposed sales/transfers by the other shareholders who are party to the Shareholders' Agreement must first be offered to Richard Barasch and Capital Z, including its affiliates. However, pledges and some other transfers by any party to the Shareholders' Agreement of less than 1% of Universal American's outstanding common stock at any one time, or 2.5% when aggregated with the other transfers by the shareholder and his, her or its permitted transferees of Universal American's outstanding common stock, are permitted. In addition, Richard Barasch is not permitted to sell more than 3% of his holdings, annually, for a three-year period beginning July 30, 1999. The Shareholders' Agreement provides for tag-along and drag-along rights under some circumstances. "Tag-along rights" allow the holder of stock to include his, her or its stock in a sale of common stock initiated by another party to the Shareholders' Agreement. "Drag-along rights" permit a selling party to the Shareholders' Agreement to force the other parties to the Shareholders' Agreement to sell a proportion of the other holder's shares in a sale arranged by the selling shareholder.

     Under the terms of the Shareholders' Agreement, of the nine members of Universal American's Board of Directors, certain shareholders are permitted to nominate directors as follows: Capital Z: four, Richard Barasch: two, AAM: one and the stockholders of Universal American: two. Capital Z, Richard Barasch and AAM are each required to vote for the director(s) nominated by the others. The right of Richard Barasch to nominate directors is conditioned upon his continued employment with Universal American. In addition, the right to nominate directors is not transferable, except that Capital Z may transfer its right to a third-party buyer who acquires 10% or more of the outstanding common stock of Universal American from Capital Z.

     Each party to the Shareholders' Agreement has agreed for two years following the closing not to vote his or its shares in favor of a merger where Universal American's shareholders would receive consideration other than in the form of shares of the surviving entity.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a fee of $1,000 for each meeting of the board or committee meeting attended, unless the committee meeting is held immediately prior to or after a board meeting. In addition, they will receive a retainer of $5,000 per year, payable quarterly. The Chairman of the Audit Committee and the Chairman of the Investment Committee receive an additional fee of $15,000. In addition, directors are reimbursed for their travel and related expenses in connection with serving as board members.

     In 2000, each director was eligible to be granted options under the Universal American Financial Corp. 1998 Incentive Compensation Plan, and on June 7, 2000, each eligible director was granted options to purchase 4,500 shares of common stock at an exercise price of $4.06, for a total of 36,000 options granted.

BOARD OF DIRECTOR AFFILIATIONS

     Bertram Harnett, a director of the Company, is a shareholder in Harnett, Lesnick & Ripps P.A. of Boca Raton, Florida, which was paid $635,913 in 2000 on account of its legal services to, as well as reimbursement for disbursements made on behalf of, the Company.

     Mark M. Harmeling, a director of the Company, was paid $84,000 in 2000 on account of his services as a real estate consultant, as well as reimbursement for disbursements made on behalf of the Company.

     Robert F. Wright, a director of the Company, was paid $20,250 in 2000 on account of his services as Chairman of the Audit Committee, as well as reimbursement for disbursements made on behalf of the Company.

     Patrick J. McLaughlin, a director of the Company, was paid $19,250 in 2000 on account of his services as Chairman of the Investment Committee, as well as reimbursement for disbursements made on behalf of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an audit committee, an investment committee, a compensation committee and an executive committee. The audit committee is empowered to consult with the Company's independent auditors with respect to their audit plans and to review their audit report and the accompanying management letters. The investment committee reviews the Company's investment policy and guidelines, reviews portfolio performance and reviews and approves all investment transactions. The compensation committee reviews and determines compensation, including incentive stock option grants, of officers of the Company. The executive committee has the authority to act between board meetings on behalf of the board, on all matters allowed by law.

         During the fiscal year ended December 31, 2000, there were six meetings of the Board of Directors, six meetings of the investment committee, four meetings of the audit committee and one meeting of the compensation committee. Each incumbent director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the meetings of each committee of which he was a member.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board oversees the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in the The Nasdaq National Market Listing Standards. The Board adopted a written charter for the Audit Committee on June 7, 2000, which is attached to this proxy statement as Appendix 1.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments and the clarity of disclosures in the financial statements. The Committee reviewed with Ernst & Young LLP, its independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Committee also discussed with Ernst & Young LLP other matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees, as amended).

     The Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board No. 1 and discussed with them their independence from management and the Company, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with Ernst & Young LLP the overall scope and plans for the respective audit. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and be filed with the U.S. Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

The Audit Committee of Universal American Financial Corp.

                                                Robert F. Wright, Chairman
                                                Mark M. Harmeling
                                                Patrick J. McLaughlin
                                                Richard Veed

EXECUTIVE COMPENSATION

         The following table shows the total compensation paid pursuant to employment agreements by the Company and its subsidiaries to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation             Long-Term Compensation
                                                                            Restricted     Stock       All Other
Name, Age and Principal Position              Year    Salary      Bonus     Stock $ (1)   Options   Compensation (2)
--------------------------------              ----    ------      -----     -----------   -------   ----------------

Richard A. Barasch (47)                       2000    $ 494,000   $296,400      $197,600     37,500           $5,250
Chairman & Chief Executive Officer            1999      475,000    172,800       115,200    637,500            3,200
                                              1998      375,000     60,000        60,000    168,000            3,200

Gary W. Bryant (51)                           2000    $ 275,000    $68,750       $68,750     37,500           $5,250
Senior Vice President of the Company and      1999      250,000     47,000        47,000    307,500            3,200
President of American Pioneer Life            1998      225,000     27,000        27,500    115,000            3,200

Robert A. Waegelein (40)                      2000    $ 208,000    $62,400       $41,600     37,500           $5,250
Sr. Vice President & Chief Financial Officer  1999      200,000     92,600        28,400    262,500            3,200
                                              1998      150,000     20,000        20,000     70,000            3,200

William E. Wehner (56)                        2000    $ 192,500    $48,125       $48,125     37,500           $5,250
President of Pennsylvania Life                1999      175,000     29,500        29,500    217,500            3,200
                                              1998      165,000     20,000        20,000     70,000            3,200

J. Paul Edmondson (54)(3)                     2000    $ 182,000    $10,000       $10,000      7,000               --
President of PennCorp Life Insurance of       1999      175,000     20,000            --    220,000               --
Canada
                                              1998           --         --            --         --               --

-----------------

(1) The executive officers were awarded shares of restricted stock of the Company on various dates. These shares are shown at the fair market value of the Company's common stock on the date of the award.

(2) The amounts in this column represent the value of common stock of the Company contributed by the Company under the 401(k) plan to match contributions to the plan on behalf of the executive officer.

(3) Mr. Edmondson joined the Company on July 30, 1999 in connection with the 1999 acquisition.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information about options to purchase common stock granted to the executive officers named in the summary compensation table during 2000:

                            NUMBER OF          PERCENT OF
                            SECURITIES            TOTAL
                            UNDERLYING           OPTIONS
                             OPTIONS           GRANTED TO                                             GRANT DATE
                             GRANTED            EMPLOYEES          EXERCISE PRICE      EXPIRATION       PRESENT
NAME                           (#)               IN 2000             ($/SHARE)           DATES         VALUE ($)

Richard A. Barasch            37,500              5.9%                  3.88           2/27/2011        $ 92,321
Gary W. Bryant                37,500              5.9%                  3.88           2/27/2011        $ 92,321
Robert A. Waegelein           37,500              5.9%                  3.88           2/27/2011        $ 92,321
William E. Wehner             37,500              5.9%                  3.88           2/27/2011        $ 92,321
J. Paul Edmondson              7,000              1.1%                  3.88           2/27/2011        $ 17,233

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information about options to purchase common stock exercised by the executive officers named in the summary compensation table and the number and value of options each of those officers held on December 31, 2000:

                                                      Number of Securities            Value of Unexercised
                                                     Underlying Unexercised         In-The-Money Options at
                          Shares                   Options at Fiscal Year-End       Fiscal Year-End ($) (1)
                       Acquired on    Value                    (#)
         Name          Exercise (#)  Realized ($)  Exercisable     Unexercisable   Exercisable   Unexercisable


Richard A. Barasch          -           -            445,500          502,500      $ 491,385       $ 349,850
Gary W. Bryant              -           -            275,000          260,000      $ 331,090       $ 154,325
Robert A. Waegelein         -           -            212,500          227,500      $ 252,350       $ 132,600
William E. Wehner           -           -            200,000          195,000      $ 244,450       $ 110,875
J. Paul Edmondson           -           -             61,000          166,000       $ 44,240       $ 122,080

--------------------

(1) Calculated using the market price on December 31, 2000 of $3.9375 per share and exercise prices ranging between $2.00 and $4.09 for exercisable options and ranging between $3.15 and $4.09 for unexercisable options.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AS OF DECEMBER 31, 2000

         The compensation committee of the Board of Directors reviews and approves the compensation of the Company's executive officers (including the executive officers named in the management section below). The committee is made up of four independent, non-employee members of the board. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to:

-    attract, motivate and retain outstanding individuals;

- align the financial interests of those individuals with the interests of the Company's shareholders;

- reward those individuals for increasing levels of profit and shareholder value; and

- encourage management's stake in the long-term performance and success of the Company

         In order to achieve these goals, the committee establishes a competitive and appropriate total compensation package for each executive officer, consisting primarily of four components - base salary, annual bonus, stock options and restricted stock awards. The committee conducts an annual review of compensation relative to other life insurance companies and companies of similar size in the financial industry.

     Base Salaries

         The committee establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. Other factors considered in determining base salary include the responsibilities of the executive officer, experience, length of service and individual performance. During fiscal year 2000, base salaries of the executive officer group increased an average of 6.0%. The committee believes that the base salaries of the current executive officers are within or below the competitive market range of comparable companies.

     Cash Bonuses

         The committee awards cash bonuses to the executive officers. The criteria used to determine cash bonus levels include operating profits, new business production and expenses relative to pre-determined budgets. The executive officer group's fiscal year 2000 cash bonus was 35.9% of the group's annual base salary.

     Stock Options and Restricted Stock

         An important component of the Company's executive compensation program is the award of stock options and restricted stock. Restricted stock is stock in the Company which the executive officer must hold for a period of time before it can be sold. The committee believes that stock options and restricted stock motivate the executive officers to remain focused on the overall long-term performance of the Company. Generally the award of a stock option creates no financial benefit to the executive unless there is appreciation in the price of the Company's stock after the award date. The financial benefit of an award of restricted stock can not be realized by the executive officer until the restriction can be lifted from the stock, generally a minimum of two years. The total number of restricted stock and stock options awarded to the executive officer group during fiscal year 2000 amounted to 94,349 and 157,000, or 0.2% and 0.3% of the average outstanding shares of the Company during 2000.

                                              The Compensation Committee
                                              Mark M. Harmeling, Chairman
                                              Susan S. Fleming
                                              Richard A. Veed

PERFORMANCE GRAPH

         The Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five year period between December 31, 1995 to December 31, 2000, with the cumulative total returns of The Nasdaq Stock Market ("NSM") and the Nasdaq Insurance Stocks ("NIS"). The comparison for each period assumes that $100 was invested on December 31, 1995 in each of the Company's Common Stock, the stocks included in The Nasdaq Stock Market Total Return Index and the stocks included in the Nasdaq Insurance Stocks Total Return Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

Year                              UHCO                NSM                NIS
----                              ----                ---                ---
1995                            100.00             100.00             100.00
1996                             85.00             123.04             113.99
1997                            112.52             150.69             167.21
1998                            105.00             212.51             148.98
1999                            185.00             394.92             115.57
2000                            157.50             237.62             145.12

INCENTIVE STOCK OPTION PLAN

         On May 28, 1998, the Company's shareholders approved its 1998 Incentive Compensation Plan (the "1998 ICP"). The 1998 ICP superseded the Company's Incentive Stock Option Plan, which had been approved by the shareholders in April 1983 and amended in May 1987, June 1989, June 1994 and June 1995. Options previously granted under the Company's Incentive Stock Option Plan will remain outstanding in accordance with their terms and the terms of the respective plans. The 1998 ICP provides for grants of stock options as well as stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards"). Executive officers, directors, and other officers and employees of the Company or any subsidiary, as well as other persons who provide services to the Company or any subsidiary, are eligible to be granted Awards under the 1998 ICP. Under the 1998 ICP and the previous Incentive Stock Option Plan, stock options ("Incentive Stock Options") are granted to provide an additional means of providing incentive to executives and other "key salaried employees" of the Company (which is defined under section 422A of the Internal Revenue Code as employees of the Company and its subsidiaries).

         Within the limits of the 1998 ICP, the Company's Board of Directors, in its discretion, determines the participants, the number of options to be granted and the purchase price and terms of each option. The price for the shares covered by each option is required to be not less than 100% of the fair market value at the date of grant. Options expire ten years from the date of grant or termination and become exercisable in installments as determined by the Board of Directors commencing one year after date of grant.

         For the year ended December 31, 2000, 471,250 Incentive Stock Options were granted at exercise prices ranging from $3.15 to $4.22. Incentive Stock Options to purchase 375,500 shares of Common Stock at exercise prices ranging from $2.25 to $4.25 were canceled or expired. Incentive Stock Options to purchase 12,000 shares of common stock were exercised at a prices ranging from $2.25 to $3.15. As of April 12, 2001, Incentive Stock Options to purchase 1,606,050 shares were exercisable, at prices ranging from $2.00 to $4.25, none of which have since been exercised.

401(k) PLAN

         The executives named in the Summary Compensation Table, as well as substantially all full-time employees of the Company and its subsidiaries, are eligible to participate in the Universal American Financial Corp. 401(k) Savings Plan ("Savings Plan"). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986. The employee is entitled to participate in the Savings Plan by contributing through payroll deductions up to 20% of the employee's compensation. The Company may match the employee's contribution up to 50% of the first 4% of the employee's compensation which contribution will be made with Company common stock.

INDEPENDENT AUDITORS

         The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last annual audit were $871,300 and all other fees were $103,700, including audit related services of $81,500 and non-audit services of $22,200. Audit related services generally include fees for statutory audits, business acquisitions, accounting consultations and SEC registration statements. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

2.  OTHER MATTERS

         The Board of Directors does not intend to present to the meeting any matters not referred to in the form of Proxy. If any proposal not set forth in the Proxy Statement would be presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.

         The Company must receive stockholder proposals with respect to the Company's next Annual Meeting of Stockholders no later than February 1, 2002 to be considered for inclusion in the Company's next Proxy Statement.

         The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may engage (without additional compensation) in the solicitation of proxies personally, by telephone or telegram.

         A copy of the Annual Report has been mailed to every stockholder as of the Record Date. The Annual Report is not to be considered proxy-soliciting material.


                                         By order of the Board of Directors



                                         JOAN M. FERRARONE
                                         Secretary

Dated:   May 8, 2001
         Rye Brook, New York

                                                                      APPENDIX 1

                       UNIVERSAL AMERICAN FINANCIAL CORP.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Organization

              This charter governs the operations of the audit committee of Universal American Financial Corp. ("UAFC" or the "Company"). The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three (3) directors who are independent and financially literate. The Board of Directors shall designate one member to serve as Chairman and shall have power and authority to fill any vacancy in the Committee.

              To be "independent", a member of the committee must NOT:

         a. be employed by UAFC or any of its affiliates for the current year or any of the past three years;

         b. have accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement, or non-discretionary compensation;

         c. be a member of the immediate family or individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

         d. be a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more; or

         e. be employed as an executive of another entity where any of the Company's executives serves on that entity's compensation committee.

         To be financially literate, a member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or become able to do so within a reasonable period of time after appointment to the committee. In addition, at least one member of the committee shall have accounting or related financial management expertise, requisite certification in accounting, or any other comparable experience or background that results in such member's financial sophistication.

Statement of Policy

         The Audit Committee will have the responsibility to assist the Board of Directors of the Company in fulfilling its responsibilities to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.

         In so doing, it is the responsibility of the committee to maintain free and open means of communication among the committee, directors, independent auditors, the internal auditors (when instituted) and financial management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. Notwithstanding the foregoing, the independent auditors of the Company shall be ultimately accountable to the Board of Directors and the audit committee.

Meetings

         The Committee shall meet at least four times a year and special meetings shall be called, as circumstances require. The agenda for each meeting shall be prepared by the Chairman of the Audit Committee and, whenever reasonably practical, circulated to each member prior to the date of the meeting. The Committee shall keep minutes of its proceedings. Following each meeting of the Committee and whenever so requested by the Board of Directors, the Committee shall report to the Board of Directors on the Committee's activities, findings and recommendations.

Responsibilities

         The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the committee shall establish and maintain flexible policies and procedures in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to ensure that the Company's corporate accounting and financial reporting are in accordance with all requirements and are of the highest quality.

         The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate or as the Board may request.

General

         - The committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's systems to monitor the integrity of the Company's financial reporting process, internal controls regarding finance and accounting compliance.

         - The committee will monitor the independence and performance of the Company's independent auditors.

         - The committee will provide a means of communication among the independent auditors, management and the Board of Directors.

         - The committee will review and reassess the adequacy of the Audit Committee Charter at least annually, submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

         - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

Independent Auditors

         - The committee shall have a clear understanding with management, the Board of Directors and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders.

         - The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

         - Annually, the committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

         - Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, including the approval of fees and other significant compensation to be paid to the independent auditors.

         - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

         - The committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Internal Audit Department and Legal Compliance

         - If one is determined to be required, the committee shall review the organizational structure and qualifications of the internal audit department ("IAD"), including reviewing the annual scope and plan of the IAD, the appointment and annual reviews of the senior IAD officer and summaries of findings prepared by the IAD together with management's responses.

         - On at least an annual basis, the committee review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

         - The committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         - The committee shall perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the committee or the Board of Directors deems necessary or appropriate.

         - The committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Shareholders
                       UNIVERSAL AMERICAN FINANCIAL CORP.

                                  May 24, 2001

               !                                                 !
               ! Please Detach and Mail in the Envelope Provided !


__________________________________________________________________________________________________________________________________
                                                                                          |
   ___                    __                                                              |
  |   | Please mark your |                                                                |___
A | X | votes as in this
  |___| example.
                                    Nominees: (To Serve until the
                                              next annual election
                 FOR     WITHHELD             of directors):          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting,
                 ____      ____               Richard A. Barasch      or any adjournment or adjournments thereof.
  1. Election   |    |    |    |              Bradley E. Cooper
     of         |    |    |    |              Susan S. Fleming
     Directors: |____|    |____|              Mark M. Harmeling       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE
                                              Bertram Harnett         VOTED FOR ELECTION OF DIRECTORS UNLESS OTHERWISE INDICATED.
For, except vote withheld from the            Patrick J. McLaughlin
following nominees(s):                        Robert A. Spass
                                              Richard Veed
__________________________________            Robert F. Wright








SIGNATURE ____________________________________DATE __________ SIGNATURE __________________________________ DATE___________________
NOTE: Signature(s) should be exactly as name or names appears on this proxy. If stock is held jointly each holder should sign.
      If signing is by attorney, trustee or guardian, please give full title.

__________________________________________________________________________________________________________________________________

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2001


         The undersigned shareholder of Universal American Financial Corp., hereby appoints Richard Barasch and Robert Waegelein, and each of them, the attorneys and proxies of the undersigned with full power of substitution, to vote, as indicated herein, all the shares of Common Stock of Universal American Financial Corp. standing in the name of the undersigned at the close of business on April 12, 2001, at the Annual Meeting of Shareholders of the Company to be held at The Penn Club, 30 West 44th Street, New York, New York 10036, at 9:30 a.m. on May 24, 2001, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the following proposals, as more fully described in the Proxy Statement for the meeting

         This Proxy will be voted for the election of directors as set forth on the reverse side, unless otherwise indicated.

                 (Continued and to be signed on reverse side.)